BC FORM 51-901F

RTICA CORPORATION
999 BARTON STREET,
STONEY CREEK, ONTARIO
L8E 5H4

CONTACT NAME: NICK TSIMIDIS, CONTROLLER
TEL: 905-643-8669

REPORTING ON FIRST QUARTER FINANCIALS
DATED AUGUST 31, 2001.

REPORTS INCORPORATED AS PART: X  SCHEDULE A
                             ---
                              X  SCHEDULE B
                             ---
                              X  SCHEDULE C
                             ---

CERTIFICATE

THE THREE SCHEDULES REQUIRED TO COMPLETE THIS QUARTERLY REPORT ARE ATTACHED AND THE DISCLOSURE CONTAINED THEREIN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS. A COPY OF THIS QUARTERLY REPORT WILL BE PROVIDED TO ANY SHAREHOLDER WHO REQUESTS IT.

"WARREN ARSENEAU",SIGNED                       "ROBERT STIKEMAN", SIGNED
------------------------                       --------------------------
SIGNATURE OF DIRECTOR                           SIGNATURE OF DIRECTOR

WARREN ARSENEAU                                 ROBERT STIKEMAN
------------------------                       --------------------------
PRINT NAME OF DIRECTOR                          PRINT NAME OF DIRECTOR

2001/10/02                                      2001/10/02
------------------------                       --------------------------
DATE SIGNED (YR/MO/DY)                         DATE SIGNED (YR/MO/DY)


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                                RTICA CORPORATION
                                 BC FORM 51-901F
              AUGUST 31, 2001 - FIRST QUARTER FINANCIAL STATEMENTS

SCHEDULE A:

The unaudited consolidated interim financial statements for the three month period ended August 31, 2001 are attached.

SCHEDULE B:

1. ANALYSIS OF EXPENSES

DEVELOPMENT EXPENSES:
Product and Process Testing, and Independent Labs                     $ 151,087
Production Supplies, Dies, Repairs and Projects                         142,738
Labour and Benefits, Corporate Staff                                    150,954
                                                                      ---------
TOTAL                                                                 $ 444,779
                                                                      =========
CONSULTING EXPENSES:
Machine and Process Development                                       $  34,596
Engineering and Technical                                                60,133
Corporate and Financial                                                  12,000
                                                                      ---------
TOTAL                                                                 $ 106,729
                                                                      =========
PROFESSIONAL:
Legal                                                                 $  23,999
Audit and accounting                                                     52,265
                                                                      ---------
TOTAL                                                                 $  76,264
                                                                      =========
SALES AND MARKETING EXPENSES:
VP Sales and Consultants                                              $  53,031
Marketing, Printing                                                       3,390
Advertising and Promotion                                                 2,608
                                                                      ---------
TOTAL                                                                 $  59,028

GENERAL AND ADMINISTRATIVE EXPENSES:
Office services and supplies                                          $  15,348
Printing, Shareholder Communication, Telephone,
 computer, internet, other communication activities                       6,296
Insurance, Dues, Fees, Transfer Agent                                     9,684
                                                                      ---------
TOTAL                                                                 $  31,328
                                                                      =========

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2. RELATED PARTY TRANSACTIONS:

As disclosed in note 5 of the unaudited interim consolidated financial statements, the following related party transaction occurred during the period ended August 31, 2001:

--------------------------------------------------------------------------------
 Type of service            Nature of relationship           August 31, 2001
--------------------------------------------------------------------------------
Sales and marketing         Shareholder and officer               $ 44,028

Management fees             Shareholder, director and officer       39,000

Development charges         Shareholders, officer and director     123,953
Consulting                  Shareholder and director                 4,350
Professional fees           Shareholder, director and officer       10,487
--------------------------------------------------------------------------------

3. SUMMARY OF SECURITIES ISSUED AND OPTIONS GRANTED:

a) SECURITIES ISSUED:

                                                           #               $
                                                          ----           ----
Balances, May 31, 2001 and August 31, 2001              34,052,636    $8,743,768
                                                        ----------    ----------
b) OPTIONS GRANTED:

NAME                DATE          AMOUNT           EXERCISE PRICE    EXPIRY DATE
----                ----          ------           --------------    -----------
Consultants      July 31/01      100,000               $ 0.70         July 31/04
Employee         July 31/01       25,000               $ 0.70         July 31/04
                               ---------
                               1,115,000
                               ---------

4. SUMMARY OF SECURITIES:

a) AUTHORIZED SHARE CAPITAL:

Unlimited number of preference shares issuable in series and unlimited number of common shares

b) NUMBER AND RECORDED VALUE FOR SHARES ISSUED AND OUTSTANDING: See 3 (A)

c) DESCRIPTION OF OPTIONS AND WARRANTS:

Outstanding at period end are 3,240,250 Company Stock Options exercisable at weighted average price of $0.38 with weighted average remaining contractual life of 1.75 to 2.36.

d) SHARES SUBJECT TO ESCROW
In connection with the major transaction which occurred on April 28, 1998, 9,298,939 shares are held in escrow to be release at the rate of 1 share for every $0.20 of cash flow generated to a maximum of 1/3 per year. No shares have been released from escrow since the date of the major transaction.

5. DIRECTORS AND OFFICERS
Directors and Officers:
Warren Arseneau, President and Director
Martin H. Beck, Director
Michael Boyd, Director
Roger J. Short, Director
Robert H. Stikeman, Director and Chief Financial Officer
Steven Letwin, Director

SCHEDULE C:

DESCRIPTION OF BUSINESS
RTICA Corporation is involved in the commercial development of patented technology of insulation made from polyethylene terephthalate. RTICA insulation is made in a one step process that creates fibers and a high performance insulating structure. Multiple filaments of molten polymer are introduced into a high-speed airflow through proprietary dies to create thin fibers that become entangled to form a veil. These fibers are then further processed to form batts, loose fill (blow in) material, or other products.

The company operates a research and testing facility at 999 Barton Street, Stoney Creek Ontario, L8E 5H4. The Company manages its own research, development and product development activities. Certain research projects are contracted to the National Research Council of Canada, Industrial Materials Institute in Boucherville, Quebec. Technologically, the Company's priority is to advance RTICA insulation material and process for full scale commercial production.

The Company has two wholly owned subsidiaries; however, the entity is managed as a consolidated entity.

DISCUSSIONS OF OPERATING RESULTS AND FINANCIAL CONDITION
Consolidated assets of RTICA Corporation during the interim period ended August 31, 2001 decreased from $1,938,395 to $1,164,369. Cash and short-term investments was $697,494, down from $1,394,051 from May 31, 2001.

During the three months ended August 31, 2001, there were no capital stock transactions.

RTICA has generated NIL revenues from the sale of product during the quarter; interest income of $6,482 was earned.

Operating expenses of $865,601 were significantly higher than the comparable quarter of $576,916, as a result of product and market development activities undertaken.

ACCOUNTING TREATMENT FOR DEVELOPMENT EXPENDITURES
RTICA has adopted generally accepted accounting pronouncements for development costs requiring that these items be expensed in the period incurred until technical feasibility has been obtained, adequate resources exist to market the technologies, and recoverability of costs incurred is assured, at which time development costs are capitalized.

During the period ended August 31, 2001, RTICA expended $444,779 on development, $106,729 on consulting fees, $59,028 on sales and marketing initiatives, in developing these technologies to commercial production.

Besides development costs, no capital assets or other intangible assets have been written off during the year. Capital assets acquired during the year included computer hardware, office furniture and delivery vehicles.

RELATED PARTY AGREEMENTS
The Company has entered into consulting agreements with certain directors, officers and shareholders for services, as described in schedule B. Due to the nature of the company, the use of consultant agreements limits the Company's commitments which would arise in the case of employee contracts.

MATERIAL COMMITMENTS
On June 21, 1999, the Company signed a contract with the National Research Council of Canada. The Company is committed to pay NRC $745,000 to June 2002. The Company is eligible to be reimbursed up to 40% of total expenditures incurred, to a maximum of $200,000. For the period ended May 31, 2001, the Company has paid NRC $70,000 and has been reimbursed for $18,000.

On November 1, 2000, the Company signed a contract with the NRC whereby the Company is eligible to receive up to $445,000 as a repayable contribution for various research and development projects carried out by the Company. Repayment of these contributions begins on January 1, 2004 based on 1% of the Company's gross revenues up to a maximum of $667,500. The Company is required to contribute two-thirds of the total cost of the work, otherwise its reimbursements will be proportionately reduced.

INVESTOR RELATIONS ARRANGEMENTS
The Company has entered into an agreement with First Canadian Capital Corporation for corporate communications and investor relations, including communicated with present and interest shareholders and media, relating to the affairs of the Company. During the period ended August 31, 2001, this consultant received $12,000 for fees and expenses.

OTHER MATERIAL ITEMS

During the quarter ended August 31, 2001, there have been:
a) no material legal proceedings against the Company
b) except as described elsewhere, no contingent liabilities
c) no defaults under debt or other contractual obligations
d) no breach of corporate, securities or other laws
e) no regulatory approvals required
f) no significant management changes
g) no special resolutions passed by shareholders and not otherwise communicated to appropriate regulatory bodies

SUBSEQUENT EVENTS
Subsequent to August 31, 2001, there have been no significant events requiring disclosure

FINANCINGS, PRINCIPAL PURPOSES AND MILESTONES
Not applicable

LIQUIDITY AND SOLVENCY
As at August 31, 2001, the Company has working capital of $393,163. As stated in note 1 to the audited financial statements, the ability of the Company to continue as a going concern is depending upon the ongoing support of its shareholders, the attainment of financing necessary to complete the technology and begin commercial production and the achievement of profitable operations from the commercial production and licensing of the insulating products and sale of licensing rights.

The Company plans to enter into private placement and/or other financing arrangements during the next fiscal year in order to finance continued development of Company technologies and commence commercial production. As of the date thereof, no arrangements have been consummated for such financing activities.